Exhibit 15.1

26 October 2026	Our Ref: MRC/BLUI/P3431-H19472

The Board of Directors
Maase Inc.
12F, Block B, Longhu Xicheng Tianjie No. 399
Huazhaobi Xishun Street,
Jinniu District, Chengdu Sichuan Province,
PRC, 610036

Dear Sir or Madam

Maase Inc.

FORM 20-F

We consent to the reference to our firm under the heading “Item 10.E. Additional Information – Taxation” in the Annual Report on Form 20-F of Maase Inc. for the year ended 30 June 2026 (the “Annual Report”), which will be filed with the U.S. Securities and Exchange Commission (the “Commission”) on 23 October 2025 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We also consent to the filing with the Commission of this consent letter as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under the Exchange Act, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Walkers (Hong Kong)
WALKERS (HONG KONG)